Exhibit 99.1

Madison Square Garden Sports Corp.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollars in thousands)

On April 17, 2020, Madison Square Garden Sports Corp., formerly The Madison Square Garden Company (the “Registrant”), distributed all of the outstanding common stock of Madison Square Garden Entertainment Corp., formerly MSG Entertainment Spinco, Inc. (“MSG Entertainment”), to its stockholders of record as of the close of business, New York City time, on April 13, 2020 (the “Distribution”). In connection with the Distribution, the Registrant contributed to MSG Entertainment the subsidiaries, businesses and other assets that own and operate (i) the entertainment business previously owned and operated by the Registrant through its MSG Entertainment business segment and (ii) the sports bookings business previously owned and operated by the Registrant through its MSG Sports business segment. Subsequent to the Distribution, the Registrant will no longer consolidate the financial results of MSG Entertainment for the purpose of its own financial reporting. After the date of the Distribution, the historical financial results of MSG Entertainment will be reflected in the Registrant’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods presented through the Distribution date, effective as of the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2020. The pro forma adjustments give effect to amounts that are directly attributable to the Distribution as well as other transactions described below, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Registrant.

The accompanying unaudited pro forma condensed combined financial statements reflect certain known impacts of the Distribution and the separation of MSG Entertainment from the Registrant. The unaudited pro forma condensed combined statements of operations present MSG Entertainment as discontinued operations for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017, respectively, in a manner consistent with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-20 – Discontinued Operations, as if the Distribution occurred on July 1, 2016. In addition, the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 reflect certain adjustments that are incremental to those related to the Distribution discussed above, as if the other transactions described herein occurred on July 1, 2018. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 reflects adjustments related to the Distribution, as well as certain adjustments that are incremental to those related to the Distribution discussed above, as if the other transactions described herein occurred on December 31, 2019.

In addition to the Distribution, on March 24, 2020, MSG Entertainment agreed to sell the Forum, a venue in Inglewood, California (the “Forum”) historically owned by the Registrant prior to the Distribution, and settle certain related litigation pursuant to the Membership Interest Purchase Agreement, dated as of March 24, 2020, by and among CAPSS LLC, Polpat LLC, MSG National Properties, LLC, MSG Sports & Entertainment, LLC and MSG Forum, LLC. As the Forum is a component of the MSG Entertainment disposal group, and is expected to be sold subsequent to the Distribution, all of the historical assets, liabilities, direct revenues and direct expenses associated with the Forum have been reflected in discontinued operations in the unaudited pro forma condensed combined financial statements herein.

As discussed above, certain other incremental adjustments, in addition to those related to the Distribution, were made in preparing the unaudited pro forma condensed combined financial statements for the items listed below, which are more fully described in the accompanying Notes to the Unaudited Condensed Combined Pro Forma Financial Information:

(i)

The elimination of certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation; however, such expenses will no longer be incurred by the Registrant subsequent to the Distribution, as the majority of the Registrant’s corporate function has transferred to MSG Entertainment. Following the Distribution, certain of these corporate functions will be provided by MSG Entertainment to the Registrant pursuant to a Transition Services Agreement (the “TSA”). Refer to note (o) of the unaudited pro forma condensed combined financial statements for further details regarding the pro forma impact of the TSA.

(ii)

In connection with the Distribution, the Registrant and MSG Entertainment entered into Sponsorship Sales and Service Representation Agreements. Such agreements provide MSG Entertainment with the exclusive right and obligation to sell the Registrant’s sponsorships for an initial stated term of ten years for a commission. In connection with the Distribution, the Registrant’s advertising sales personnel became employees of MSG Entertainment. The pro forma adjustments included herein reflect the impact of these agreements. Refer to notes (i) and (j) of the unaudited pro forma condensed combined financial statements for further details regarding the pro forma impact of these agreements.

(iii)

The Registrant’s historical consolidated financial statements reflect expenses associated with the ownership, maintenance and operation of The Madison Square Garden Arena (“The Garden”), which both the Registrant and MSG Entertainment use in their operations and has been transferred to MSG Entertainment. Historically, MSG Entertainment did not charge rent to the Registrant for use of The Garden. In connection with the Distribution, the Registrant entered into Arena License Agreements with MSG Entertainment which require the Registrant to pay venue license fees to MSG Entertainment in exchange for the right to use The Garden for games of the New York Knicks (the “Knicks”) and New York Rangers (the “Rangers”) for a 35-year term. This resulted in pro forma adjustments to the unaudited pro forma condensed combined balance sheet to record a right of use asset and lease liability, in addition to adjustments to the unaudited pro forma condensed combined statements of operations to record incremental rental expense. Refer to note (n) of the unaudited pro forma condensed combined financial statements for further details.

(iv)

MSG Entertainment extended two delayed-draw term loan facilities (the “Delayed Draw Term Loan Facilities”) to the Registrant on the Distribution date. Two of the Registrant’s subsidiaries, MSG NYK Holdings, LLC and MSG NYR Holdings, LLC, are able to draw up to $110,000 and $90,000, respectively (the “Delayed Draw Term Loans”), under the Delayed Draw Term Loan Facilities for general corporate purposes until October 17, 2021. Each Delayed Draw Term Loan bears interest at a rate equal to LIBOR plus 2.00%, or at the option of the Registrant, a base rate plus 1.00%. The Registrant’s ability to draw down on the Delayed Draw Term Loan Facilities is subject to certain conditions, including (i) that it has less than $50,000 of cash and hand and other available liquidity under its revolving facilities on the date a borrowing is requested, and (ii) in the case of the Delayed Draw Term Loan Facility for MSG NYK Holdings, LLC, the Registrant shall have used commercially reasonable efforts to obtain additional liquidity from other financing sources.

If the Registrant draws on one or both Delayed Draw Term Loan Facilities, the outstanding principal balance of each term loan will be due, together with any unpaid interest thereon, on October 17, 2021. The Delayed Draw Term Loans also include certain optional and mandatory prepayment options, along with commitment reductions. If the Registrant draws on the Delayed Draw Term Loan Facilities following the completion of the Distribution, the Registrant’s cash balance would increase up to $200,000 and it would recognize a corresponding indebtedness obligation to MSG Entertainment. In addition, future periods would reflect interest payable to MSG Entertainment and the related interest expense. If the full capacity of the Delayed Draw Term Loan Facilities was utilized as of the assumed transaction date of July 1, 2018, the Registrant would have recorded approximately $2,683 and $5,322 of interest expense for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively, in its unaudited pro forma condensed combined statements of operations. As the Registrant is not currently expected to utilize the Delayed Draw Term Loans, management has not adjusted the unaudited pro forma combined financial information herein as such amounts do not yet meet the factually supportable criterion of SEC Regulation S-X Article 11. The payment of deferred financing costs attributable to the Delayed Draw Term Loan Facilities resulted in pro forma adjustments to the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet. Refer to note (d) of the unaudited pro forma condensed combined financial statements for further details.

(v)

In connection with the Distribution, subsidiaries of the Registrant have drawn $350,000 from their existing revolving credit facilities (the “Existing Debt”), of which $300,000 was contributed to MSG Entertainment. The Existing Debt consists of a credit agreement entered into by the New York Knicks, LLC (the “Knicks Facility”) and another by New York Rangers, LLC (the “Rangers Facility”). The Knicks Facility expires in September 2021 and the Rangers Facility expires in January 2022. The Knicks Facility bears interest at a floating rate, which at the option of New York Knicks, LLC may be either (a) a base rate plus an additional rate ranging from 0.00% to 0.125% per annum (determined based on the Fitch rating of the National Basketball Association), or (b) LIBOR plus an additional rate ranging from 1.00% to 1.125% per annum (determined based on the Fitch rating of the National Basketball Association). Additionally, the Knicks Facility requires New York Knicks, LLC to pay a commitment fee ranging from 0.20% to 0.25% in respect of the average daily unused commitments.

The Rangers Facility bears interest at a floating rate, which, at the option of New York Rangers, LLC, may be either (a) a base rate plus an additional rate ranging from 0.125% to 0.50% per annum (determined based on a rating of the National Hockey League’s league-wide facility), or (b) LIBOR plus an additional rate ranging from 1.125% to 1.50% per annum (determined based on a rating of the National Hockey League’s league-wide facility). Additionally, the Rangers Facility requires New York Rangers, LLC to pay a commitment fee ranging from 0.375% to 0.625% in respect of the average daily unused commitments.

The draws of Existing Debt, related interest expense and fees resulted in pro forma adjustments to the unaudited pro forma condensed combined statements of operations. Refer to note (d) of the unaudited pro forma condensed combined financial statements for further details.

(vi)

In addition, the Arena License Agreements will impact the manner in which the Registrant recognizes revenue in future periods. The impacted revenue streams are listed below and pro forma adjustments are described in more detail in the notes to the unaudited pro forma condensed combined financial statements:

•	Venue signage and sponsorship revenue — notes (i) and (j)

•	In-venue sales of merchandise and sports league merchandise revenue — note (k)

•	In-venue food and beverage sales — note (l)

•	Suite license and single event revenue — note (m)

The unaudited pro forma condensed combined financial statements have been derived from the Registrant’s historical consolidated financial statements and reflect certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. These unaudited pro forma condensed combined financial statements reflect other adjustments that, in the opinion of management, are necessary to present fairly the Registrant’s financial position and results of the operations as of and for the periods indicated. The unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Registrant’s financial condition or results of operations would have been had the Registrant operated historically as an independent organization from MSG Entertainment, or if the Distribution and other transactions described herein had occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered representative of our future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Registrant’s historical consolidated financial statements and accompanying notes.

Madison Square Garden Sports Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2019

(Dollars in thousands)

	Historical (a)	Distribution of MSG Entertainment (b)	Other Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,000,103	$(947,677)	$49,850	(d)	$102,276
Restricted cash	43,001	(17,898)	—		25,103
Short-term investments	113,020	(113,020)	—		—
Accounts receivable, net	130,890	(89,139)	—		41,751
Net related party receivables	1,750	(1,750)	—		—
Prepaid expenses	65,350	(32,982)	—		32,368
Other current assets	51,055	(40,500)	100	(d)	10,655

Total current assets	1,405,169	(1,242,966)	49,950		212,153
Investments and loans to nonconsolidated affiliates	63,241	(63,241)	—		—
Property and equipment, net	1,576,117	(1,535,179)	—		40,938
Right-of-use lease assets	241,833	(240,728)	708,271	(n), (p)	709,376
Amortizable intangible assets, net	167,601	(163,490)	—		4,111
Indefinite-lived intangible assets	176,485	(64,341)	—		112,144
Goodwill	392,513	(165,558)	—		226,955
Other assets	58,596	(49,089)	50	(d)	9,557

Total assets	$4,081,555	$(3,524,592)	$758,271		$1,315,234

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$41,602	$(40,703)	$—		$899
Net related party payables	28,738	(28,600)	807	(c)	945

Current portion of long-term debt, net of deferred financing costs	4,792	(4,792)	—		—
Accrued liabilities:
Employee related costs	115,184	(52,258)	—		62,926
Other accrued liabilities	259,430	(106,996)	—		152,434
Operating lease liabilities, current	51,206	(50,829)	32,223	(n), (p)	32,600
Collections due to promoters	60,815	(60,815)	—		—
Deferred revenue	308,238	(176,270)	—		131,968

Total current liabilities	870,005	(521,263)	33,030		381,772
Long-term debt, net of deferred financing costs	31,160	(31,160)	350,000	(d)	350,000
Operating lease liabilities, noncurrent	189,978	(189,127)	676,048	(n), (p)	676,899
Defined benefit and other postretirement obligations	33,255	(26,063)	—		7,192
Other employee related costs	72,670	(15,328)	—		57,342
Deferred tax liabilities, net	79,780	(50,530)	19,512	(e), (s)	48,762
Other liabilities	59,807	(54,962)	—		4,845

Total Liabilities	1,336,655	(888,433)	1,078,590		1,526,812

Redeemable noncontrolling interests	66,223	(66,223)	—		—

The Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock	204	—	—		204
Class B Common stock	45	—	—		45
Preferred stock	—	—	—		—
Additional paid-in capital	2,833,867	(2,833,867)	—	(b)	—
Treasury stock	(185,893)	—	—		(185,893)
Retained earnings (accumulated deficit)	43,163	247,668	(320,319)	(b) (c), (d), (e), (s)	(29,488)
Accumulated other comprehensive loss	(33,070)	33,070	—		—

Total The Madison Square Garden Sports Corp. stockholders’ equity	2,658,316	(2,553,129)	(320,319)		(215,132)
Nonredeemable noncontrolling interests	20,361	(16,807)	—		3,554

Total equity	2,678,677	(2,569,936)	(320,319)		(211,578)

Total liabilities, redeemable noncontrolling interests and equity	$4,081,555	$(3,524,592)	$758,271		$1,315,234

Madison Square Garden Sports Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended December 31, 2019

(Dollars in thousands, except per share data)

	Historical (a)	Historical Intercompany Eliminations (f)	Distribution of MSG Entertainment (g)	Pro Forma Continuing Operations (h)	Other Pro Forma Adjustments	Note	Pro Forma (u)
Revenues	$843,587	$437	$(501,548)	$342,476	$(16,196)	(j), (l), (m), (q)	$326,280
Operating expenses:
Direct operating expenses	503,802	372	(291,218)	212,956	5,872	(j), (k), (l), (m), (n), (o)	218,828
Selling, general and administrative expenses	291,059	65	(111,684)	179,440	(77,251)	(i), (m), (n), (o), (p), (r)	102,189
Depreciation and amortization	57,202	—	(47,437)	9,765	—		9,765

Operating income (loss)	(8,476)	—	(51,209)	(59,685)	55,183		(4,502)

Other income (expense):
Loss in equity method investments	(2,643)	—	2,643	—	—		—
Interest income	13,585	—	(13,060)	525	—		525
Interest expense	(3,556)	—	2,182	(1,374)	(2,751)	(d)	(4,125)
Miscellaneous income (expense), net	14,377	—	(15,005)	(628)	—		(628)

Income (loss) from operations before income taxes	13,287	—	(74,449)	(61,162)	52,432		(8,730)
Income tax benefit (expense)	(1,604)	—	18,257	16,653	(18,255)	(s)	(1,602)

Net income (loss)	11,683	—	(56,192)	(44,509)	34,177		(10,332)
Less: Net loss attributable to redeemable noncontrolling interests	(1,404)	—	1,404	—	—		—
Less: Net loss attributable to nonredeemable noncontrolling interests	(1,073)	—	157	(916)	—		(916)

Net income (loss) attributable to The Madison Square Garden Sports Corp’s stockholders	$14,160	$—	$(57,753)	$(43,593)	$34,177		$(9,416)

Pro forma earnings per common share
Basic	$0.59						$(0.39	) (t)
Diluted	$0.59						$(0.39	) (t)
Pro forma weighted-average common shares outstanding:
Basic	23,870						23,870	(t)
Diluted	23,977						23,870	(t)

Madison Square Garden Sports Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2019

(Dollars in thousands, except per share data)

	Historical (a)	Historical Intercompany Eliminations (f)	Distribution of MSG Entertainment (g)	Pro Forma Continuing Operations (h)	Other Pro Forma Adjustments	Note	Pro Forma (u)
Revenues	$1,631,068	$1,533	$(903,271)	$729,330	$(34,071)	(j), (l), (m), (q)	$695,259
Operating expenses:
Direct operating expenses	997,077	684	(564,297)	433,464	17,622	(j), (k), (l), (m), (n), (o)	451,086
Selling, general and administrative expenses	528,672	849	(195,464)	334,057	(135,312)	(i), (m), (n), (o), (p), (r)	198,745
Depreciation and amortization	119,193	—	(99,116)	20,077	—		20,077

Operating income (loss)	(13,874)	—	(44,394)	(58,268)	83,619		25,351

Other income (expense):
Earnings in equity method investments	7,062	—	(7,062)	—	—		—
Interest income	30,205	—	(29,014)	1,191	—		1,191
Interest expense	(20,410)	—	15,440	(4,970)	(5,216)	(d)	(10,186)
Miscellaneous expense, net	(4,752)	—	3,954	(798)	—		(798)

Income (loss) from operations before income taxes	(1,769)	—	(61,076)	(62,845)	78,403		15,558
Income tax benefit (expense)	(1,348)	—	14,119	12,771	(27,380)	(s)	(14,609)

Net income (loss)	(3,117)	—	(46,957)	(50,074)	51,023		949
Less: Net loss attributable to redeemable noncontrolling interests	(7,299)	—	7,299	—	—		—
Less: Net loss attributable to nonredeemable noncontrolling interests	(7,245)	—	4,945	(2,300)	—		(2,300)

Net income (loss) attributable to The Madison Square Garden Sports Corp’s stockholders	$11,427	$—	$(59,201)	$(47,774)	$51,023		$3,249

Pro forma earnings per common share
Basic	$0.48						$0.14	(t)
Diluted	$0.48						$0.14	(t)
Pro forma weighted-average common shares outstanding:
Basic	23,767						23,767	(t)
Diluted	23,900						23,900	(t)

Madison Square Garden Sports Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2018

(Dollars in thousands, except per share data)

	Historical (a)	Historical Intercompany Eliminations (f)	Distribution of MSG Entertainment (g)	Pro Forma Continuing Operations (h)
Revenues	$1,559,095	$284	$(846,680)	$712,699
Operating expenses:
Direct operating expenses	944,276	284	(531,869)	412,691
Selling, general and administrative expenses	469,276	—	(171,867)	297,409
Depreciation and amortization	122,486	—	(101,679)	20,807

Operating income (loss)	23,057	—	(41,265)	(18,208)

Other income (expense):
Loss in equity method investments	(7,770)	—	7,770	—
Interest income	21,582	—	(20,681)	901
Interest expense	(15,415)	—	11,923	(3,492)
Miscellaneous income (expense), net	(3,878)	—	(155)	(4,033)

Income (loss) from operations before income taxes	17,576	—	(42,408)	(24,832)
Income tax benefit	116,872	—	(56,710)	60,162

Net income	134,448	—	(99,118)	35,330
Less: Net loss attributable to redeemable noncontrolling interests	(628)	—	628	—
Less: Net loss attributable to nonredeemable noncontrolling interests	(6,518)	—	4,382	(2,136)

Net income attributable to The Madison Square Garden Sports Corp’s stockholders	$141,594	$—	$(104,128)	$37,466

Pro forma earnings per common share
Basic	$5.99			$1.58 (t)
Diluted	$5.94			$1.57 (t)
Pro forma weighted-average common shares outstanding:
Basic	23,639			23,639 (t)
Diluted	23,846			23,846 (t)

Madison Square Garden Sports Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2017

(Dollars in thousands, except per share data)

	Historical (a)	Distribution of MSG Entertainment (g)	Pro Forma Continuing Operations (h)
Revenues	$1,318,452	$(582,606)	$735,846
Operating expenses:
Direct operating expenses	860,423	(432,560)	427,863
Selling, general and administrative expenses	406,951	(90,540)	316,411
Depreciation and amortization	107,388	(87,033)	20,355

Operating income (loss)	(56,310)	27,527	(28,783)

Other income (expense):
Loss in equity method investments	(29,976)	29,976	—
Interest income	11,836	(11,369)	467
Interest expense	(4,189)	1,705	(2,484)
Miscellaneous income (expense), net	(2,554)	(1,358)	(3,912)

Income (loss) from operations before income taxes	(81,193)	46,481	(34,712)
Income tax benefit	4,404	6,360	10,764

Net income (loss)	(76,789)	52,841	(23,948)
Less: Net loss attributable to redeemable noncontrolling interests	(4,370)	4,370	—
Less: Net income attributable to nonredeemable noncontrolling interests	304	(304)	—

Net income (loss) attributable to The Madison Square Garden Sports Corp’s stockholders	$(72,723)	$48,775	$(23,948)

Pro forma earnings per common share
Basic and Diluted	$(3.05)		$(1.00	) (t)
Pro forma weighted-average common shares outstanding:
Basic and Diluted	23,853		23,853	(t)

Madison Square Garden Sports Corp.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in thousands, except per share data or as otherwise noted)

(a)

Represents the Registrant’s historical consolidated balance sheet as of December 31, 2019 and historical statements of operations for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017, respectively, prior to any adjustments for the Distribution and other pro forma adjustments described below.

(b)

These adjustments represent the elimination of the historical assets and liabilities (excluding intercompany balances between the Registrant and MSG Entertainment) of MSG Entertainment from the Registrant’s consolidated balance sheet as of December 31, 2019. In connection with the distribution of MSG Entertainment’s assets and liabilities and the pro forma adjustments below, the cumulative additional paid-in capital (“APIC”) of the Registrant was fully depleted. As a result, additional adjustments that would typically be recorded against APIC have been reflected as decreases in retained earnings (accumulated deficit). This includes the impact of other pro forma adjustments discussed in footnotes (c), (d), (e) and (s).

(c)

Adjustment reflects the effect of the Employee Matters Agreement, which requires the Registrant to reimburse MSG Entertainment for services provided to the Registrant prior to the Distribution. An adjustment of $807 was recorded to recognize a net related party payable to MSG Entertainment for compensation expense in the unaudited pro forma condensed combined balance sheet as of December 31, 2019.

(d)

Adjustment reflects the effects of the incurrence of the Existing Debt (and contribution of a portion thereof to MSG Entertainment in connection with the Distribution) and the debt issuance costs incurred in connection with the Delayed Draw Term Loan Facilities. The following table summarizes those pro forma adjustments:

	Cash and cash equivalents	Other current assets	Other assets	Long-term debt, net of deferred financing costs		Retained earnings (accumulated deficit)
Drawn amount from revolvers	$350,000	$—	$—	$	$350,000	$—
Cash contribution to MSG Entertainment	(300,000)	—	—		—	(300,000)
Recognition of debt issuance costs incurred in connection with the Delayed Draw Term Loan Facilities	(150)	100	50		—	—

	$49,850	$100	$50	$	$350,000	$(300,000)

The unaudited pro forma condensed combined statements of operations reflect the incremental interest expense of $50 and $100 for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively, related to the amortization of deferred financing costs incurred in connection with the Delayed Draw Term Loan Facilities. Further, adjustments to recognize additional interest expense of $2,701 and $5,116 were recorded for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively, related to the $350,000 draw from the Existing Debt, assuming current market rates. The adjustments include the reversal of historically amortized unused commitment fees, as the facilities are fully drawn. As the Existing Debt is based on LIBOR, the interest rate applied in the unaudited pro forma condensed combined statements of operations will vary, depending on fluctuations in market interest rates. A 0.125% change in the interest rate would result in an increase or decrease in interest expense of $224 and $444 for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

(e)

Prior to the Distribution, certain amounts that the Registrant collected for sponsorships, suite rentals and events in advance of performance were recorded as deferred revenue and are recognized as revenues when earned for accounting purposes.

For income tax purposes, the deferred revenue of MSG Entertainment is recognized at the time of the Distribution. Assuming the Distribution occurred on December 31, 2019, the estimated tax impact resulting from the accelerated recognition of such deferred revenue for income tax purposes is $19,771 which has been recorded as an increase in deferred tax liabilities, net in the unaudited pro forma condensed combined balance sheet as of December 31, 2019. Such tax will be the responsibility of the Registrant and the Registrant will not be reimbursed by MSG Entertainment. However, the Registrant currently expects that any income from the acceleration of such deferred revenue would be completely offset by the Registrant’s net operating losses.

(f)

Represents an adjustment to reflect revenues and expenses resulting from transactions between the Registrant and MSG Entertainment that were previously eliminated in the consolidation by the Registrant, but will no longer be eliminated after the Distribution. These transactions relate to (i) the TAO Group Hospitality LLC’s suite license payment for the right to use a specific suite at The Garden for which the Registrant is entitled to a revenue share and (ii) certain suite catering services provided by TAO Group Hospitality LLC to the Registrant.

(g)

Represents the results of operations of MSG Entertainment for the six months ended December 31, 2019 and the years ended June 30, 2019, 2018 and 2017, respectively, that qualify as discontinued operations. For the six months ended December 31, 2019 and the years ended June 30, 2019 and 2018, the revenues and expenses of MSG Entertainment include items eliminated in consolidation historically by the Registrant, as described in note (f) above. The six months ended December 31, 2019 and the year ended June 30, 2019 include $4,847 and $0, respectively, of transaction costs incurred by the Registrant, primarily related to accounting, legal and other advisory fees, which are directly attributable to the Distribution and non-recurring in nature. Such costs qualify for presentation within discontinued operations. All transaction costs incurred subsequent to December 31, 2019 were paid by MSG Entertainment; therefore, no pro forma adjustment to the unaudited pro forma condensed combined balance sheet was made for such costs.

The income tax expense or benefit attributable to continuing and discontinued operations has been determined using the “with-and-without method.” In accordance with ASC 740 – Income Taxes, tax effects due to changes in tax laws or rates are included in income tax expense attributable to continuing operations. Therefore, the historical tax effect of the Tax Cuts and Jobs Act enacted on December 22, 2017 is reflected in income tax expense attributable to continuing operations for the year ended June 30, 2018.

(h)

Represents the Registrant’s historical results of operations, adjusted to reflect transactions associated with the Distribution that qualify as discontinued operations. Amounts in this column include certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation and thus will be presented in future filings as part of the Registrant’s continuing operations. However, the Registrant expects that a significant portion of these expenses will no longer be incurred by the Registrant subsequent to the Distribution as reflected in the various pro forma adjustments below.

(i)

Represents a portion of the impact of the Sponsorship Sales and Representation Agreements and Arena License Agreements. Following the Distribution, the Registrant is required to pay MSG Entertainment a commission related to the sale of Registrant-specific sponsorship assets, which resulted in adjustments of $3,155 and $7,802 to increase selling, general and administrative expenses in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively. Additionally, adjustments of $2,577 and $5,052 were recorded to decrease selling, general and administrative expenses in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively. Adjustments to decrease selling, general and administrative expense resulted from the reversal of overhead costs historically allocated to the Registrant, net of Registrant’s overhead cost reimbursement payable to MSG Entertainment pursuant to the Sponsorship Sales and Representation Agreements (discussed in the preamble note (ii) above).

(j)

Represents a portion of the impact of the Sponsorship Sales and Representation Agreements and Arena License Agreements. Following the Distribution, the Registrant will record revenues generated from the sale of venue signage and sponsorship assets that were not specific to the Registrant or MSG Entertainment on a net basis. As a result of the Arena License Agreements, the Registrant’s share of non-specific signage and sponsorship revenues decreased to 47.5% from approximately 53%. Accordingly, adjustments of $4,191 and $9,427 were recognized to reduce revenues in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively. Additionally, adjustments of $269 and $781 were recorded to reduce direct operating expenses that were recognized in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

(k)

As a result of the Arena License Agreements, the Registrant will record revenues generated from merchandise sales on a gross basis. Additionally, the Registrant must pay MSG Entertainment a commission equal to 30% of revenues, net of taxes and credit card fees, generated from the sale of Registrant merchandise sold at The Garden. Adjustments of $1,459 and $2,771 were recorded to increase direct operating expenses in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

The Arena License Agreements also require MSG Entertainment to incur certain day-of-game expenses that were historically incurred by the Registrant. Adjustments of $745 and $1,426 were recorded to decrease direct operating expenses in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

(l)

As a result of the Arena License Agreements, the Registrant will recognize revenue generated from in-venue food and beverage sales at Registrant events on a net basis. The agreement entitles the Registrant to receive from MSG Entertainment 50% of the net profits generated from in-venue food and beverage sales at the Registrant’s events, subject to certain exceptions. Adjustments of $12,260 and $25,040 were recorded to decrease revenue in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively. Additionally, adjustments of $8,029 and $16,885 were recorded to decrease direct operating expenses in the unaudited pro forma condensed combined statements of operations for six months ended December 31, 2019 and the year ended June 30, 2019, respectively, to reflect the impact of these agreements.

(m)

As a result of the Arena License Agreements, the Registrant’s share of suite and club license revenue decreased to 67.5% for certain hospitality offerings. As such, adjustments of $325 and $731 were recorded to reduce revenues in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and year ended June 30, 2019, respectively.

The Arena License Agreements also require the Registrant to pay a commission to MSG Entertainment of up to 25% related to the sale of team-only and single event suites. Accordingly, the following adjustments were recorded in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019:

	For the six months ended December 31, 2019	For the year ended June 30, 2019
Removal of historical direct operating expense in continuing operations	$(125)	$(248)
Removal of historical selling, general and administrative expense in continuing operations	$(164)	$(241)
Increase in selling commission expense	$400	$915

(n)

The Garden is used by both the Registrant and MSG Entertainment in their respective operations. The Arena License Agreements require the Knicks and the Rangers to pay a license fee to MSG Entertainment in exchange for the right to use The Garden. The term of each Arena License Agreement is 35 years and each Arena License Agreement requires the applicable team to pay MSG Entertainment base rent subject to an annual 3% escalator. The Registrant will recognize lease expense on a straight-line basis over the 35-year term based upon the value of total future payments under the Arena License Agreements.

Pursuant to GAAP, the Arena License Agreements convey the right to control the use of The Garden and thus, the Registrant is required to record these operating leases on the balance sheet. As such, the following adjustments were recorded in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 to recognize a right-of-use (“ROU”) asset and corresponding lease liability:

As of December 31, 2019
Operating lease ROU asset	$698,799
Current operating lease liability	$29,936
Long-term operating lease liability	$668,863

Additionally, the following adjustments were recorded in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019:

	For the six months ended December 31, 2019	For the year ended June 30, 2019
Removal of historical direct operating expense in continuing operations	$(16,145)	$(30,336)
Removal of historical selling, general and administrative expense in continuing operations	$(1,310)	$(2,755)
Increase in operating lease expense	$31,981	$67,963

Lease expense is recorded on a straight-line basis over the term of the lease based upon the value of total future payments under the arrangement. As a result, lease expense is comprised of a contractual cash component and a non-cash component for each period presented. Lease expense includes (i) $19,570 and $38,000 of expense paid in cash and (ii) a non-cash component of $12,411 and $29,963 for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

(o)

Pro forma results from continuing operations of the Registrant include general corporate overhead costs that were historically recorded as the Registrant’s direct operating expenses and selling, general and administrative expenses, respectively. Certain of these costs will no longer be incurred by the Registrant subsequent to the Distribution, as the majority of the Registrant’s historical corporate overhead functions were transferred to MSG Entertainment. Such costs, however, do not qualify for discontinued operations presentation under GAAP. Accordingly, pro forma adjustments were recorded in the unaudited pro forma condensed combined statements of operations to reflect eliminations of these general corporate overhead costs that do not meet the criteria for discontinued operations presentation for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

In addition, the Registrant and MSG Entertainment entered into the TSA upon consummation of the Distribution, which will allow the Registrant to receive corporate-level support from MSG Entertainment. The Registrant will be obligated to pay MSG Entertainment for such services per the contractual terms of the TSA. As such, pro forma adjustments have been recorded to direct operating expenses and selling, general and administrative expenses, respectively, to reflect this contractual arrangement. Such costs partially offset the aforementioned reductions of corporate overhead for the Registrant related to the transfer of corporate functions to MSG Entertainment.

The table below reflects the components of this pro forma adjustment for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively:

	For the six months ended December 31, 2019	For the year ended June 30, 2019
Removal of historical direct operating expense in continuing operations	$(2,540)	$(4,007)
Incremental direct operating expenses pursuant to the TSA	$285	$571

Net decrease in direct operating expenses	$(2,255)	$(3,436)
Removal of historical selling, general and administrative expense in continuing operations	$(74,712)	$(135,219)
Incremental selling, general and administrative expenses pursuant to the TSA	$15,239	$30,683

Net decrease in selling, general and administrative expenses	$(59,473)	$(104,536)

In addition, the Registrant expects a further reduction to the general corporate overhead costs included in our pro forma results for periods subsequent to the Distribution; however, these expenses were not removed as they do not meet the criteria under SEC Regulation S-X Article 11 for pro forma adjustments.

(p)

Reflects the impact of the Sublease Agreement for office space that was entered into between the Registrant and MSG Entertainment at the time of the Distribution. As a result of the Sublease Agreement, the Registrant will begin recognizing lease expense from its sublease with MSG Entertainment, as well as an associated ROU asset and corresponding operating lease liability. As such, the following adjustments were recorded in the unaudited pro forma condensed combined balance sheet as of December 31, 2019:

As of December 31, 2019
Operating lease ROU asset	$9,472
Current operating lease liability	$2,287
Long-term operating lease liability	$7,185

Additionally, the following adjustments were recorded in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 to reflect the impacts of the Sublease Agreement:

	For the six months ended December 31, 2019	For the year ended June 30, 2019
Removal of historical selling, general and administrative expenses in continuing operations	$(8,641)	$(16,699)
Increase in operating lease expense	$1,440	$2,835

(q)

Reflects the impact of the Group Ticket Sales Representation Agreement, pursuant to which MSG Entertainment appointed the Registrant as its sales and service representative to sell group ticket packages related to MSG Entertainment events in exchange for a 7.5% commission. Adjustments of $580 and $1,127 were recorded to increase revenues in the unaudited combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively, based upon tickets historically sold during these periods.

(r)

Reflects the impact of new compensation agreements between certain shared executives of the Registrant and MSG Entertainment. These adjustments relate primarily to decreases in the Registrant’s share of the compensation and the modification of certain retirement-eligibility dates to coincide with the date of the Distribution. To reflect the impact of these agreements, adjustments to decrease selling, general and administrative expenses by $10,081 and $17,581 were recorded for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively.

(s)

The income tax impact of the pro forma adjustments was determined using blended federal and state statutory tax rates of 32% applied to the Registrant’s pro forma adjustments within the unaudited pro forma condensed combined statements of operations for both the six months ended December 31, 2019 and the year ended June 30, 2019. In addition, incremental adjustments of $1,461 and $2,283 were recorded to increase income tax expense in the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019, respectively, to adjust the allocation between continuing and discontinued operations for the excess tax benefit related to share-based compensation awards pursuant to the associated pro forma adjustments.

Additionally, an adjustment of $259 was recorded to decrease the deferred tax liability on the unaudited pro forma combined balance sheet as of December 31, 2019, to give effect to the impact of the pro forma adjustments recorded on the pro forma condensed combined balance sheet. The pro forma deferred tax liability of the Registrant includes a valuation allowance of $57,297 as of December 31, 2019 for the portion of the historical valuation allowance of $64,931 that is in excess of the amount required for MSG Entertainment. At the Distribution date, the elimination of this valuation allowance will result in an income tax benefit attributable to continuing operations on the Registrant’s consolidated statement of operations which has not been adjusted for as it is non-recurring in nature.

(t)

Pro forma earnings per share and pro forma weighted-average basic shares outstanding are based on the number of shares outstanding had the Distribution taken place during the periods presented. Pro forma diluted weighted-average shares outstanding reflect dilution from the assumed vesting of restricted stock units issued by the Registrant, as well as the exercise of stock options granted by the Registrant.

Potentially dilutive common shares were excluded from the calculation of diluted earnings per share for the six months ended December 31, 2019 and the year ended June 30, 2017, as their inclusion was anti-dilutive. Additional share impacts resulting from the Distribution have been excluded as they are not currently determinable but will be reflected on a prospective basis after the Distribution.

(u)

The pro forma results in the unaudited combined statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 include share-based compensation expense of $12,391 and $19,935, respectively.